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                                                                   Exhibit 10.19


                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

         TMP Worldwide Inc. ("TMPW") and James J. Treacy ("Treacy") are parties to an Employment Agreement, dated November 18, 1996, which employment agreement was previously amended pursuant to Amendment No. 1 to Employment Agreement, effective as of September 14, 1998 and Amendment No. 2 to Employment Agreement, effective as of October 1, 1999 (the employment agreement, as heretofore amended, is referred to herein as the "Employment Agreement"), and by virtue of this Amendment No. 3 to Employment Agreement (the "Amendment Agreement"), are modifying certain terms of the Employment Agreement, which amendments are effective as of November 1, 2001.

         The parties hereby agree as follows:

1. The first sentence of Section 1 of the Agreement is hereby amended to read in its entirety as follows:

         "TMPW shall employ Treacy and Treacy agrees to serve as President and Chief Operating Officer."

2. The first sentence of Section 3 of the Agreement is hereby amended to read in its entirety as follows:

         "TMPW shall pay Treacy, as compensation for services performed, an annual salary at the rate of $675,000 and, in addition, commencing in calendar year 2001, Treacy shall be entitled to a bonus of a dollar amount equal to a percentage of Treacy's annual salary as follows:

                 Calendar Year                      Bonus
                 -------------                      -----
                      2001                         40.00%
                      2002                         45.00%
                      2003                         50.00%

         The bonus will be payable if and only if Treacy and/or the Company attain such goals during the calendar year in question as determined by mutual agreement of Treacy and the Chief Executive Officer. Any such bonus shall be payable in a single lump sum not more than ninety (90) days after the end of the calendar year with respect to which the bonus is awarded. With respect to calendar year 2001 and calendar years thereafter during the term of employment hereunder, the Chief Executive Officer and Treacy shall endeavor to discuss and determine in good faith the goals on the basis of which the bonus would be payable prior to the commencement of the year to which they relate (or as soon as practicable after the commencement of such year). The bonus, if any, shall be prorated for period of less than a full calendar year. It is understood that the bonus provided for calendar year 2001 is in lieu of any bonus for calendar year 2001 provided by the Employment Agreement as in effect prior to the effectiveness of Amendment No. 3 to Employment Agreement."


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3. The Employment Agreement, as amended by this Amendment Agreement, is hereby ratified and confirmed and remains in full force and effect.

         The parties hereto have executed this Amendment Agreement as of November 1, 2001.

                                    TMP WORLDWIDE INC.


                                    By: /s/ Andrew J. McKelvey
                                        --------------------------------------
                                        By: Andrew J. McKelvey
                                        Title: Chairman and CEO




                                        /s/ James J. Treacy
                                        --------------------------------------
                                        James J. Treacy